UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 12, 2013

MEADOWBROOK INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	38-2626206
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1-14094 (Commission File Number)

26255 American Drive	48034
Southfield, Michigan	(Zip Code)
(Address of Principal
Executive Offices)

(248) 358-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

Credit Agreement Amendment

On March 12, 2013, Meadowbrook Insurance Group, Inc. (“Meadowbrook” or the “Company”) entered into a first amendment (the “Amendment”) to its Credit Agreement, dated as of August 29, 2012 (the “Credit Agreement”), by and among the Company, as the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. and KeyBank, N.A., as Syndication Agents, J.P. Morgan Securities, LLC, as the Sole Bookrunner and Sole Lead Arranger, and the other lenders party thereto.  The Company expects the Amendment to become effective upon closing of the Rule 144A offering described below.

The Amendment modifies certain covenants of the Credit Agreement to, among other things, provide for the Company’s recently announced private offering of $100 million aggregate principal amount of its 5.00% Cash Convertible Senior Notes due 2020 pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”).  In connection therewith, proceeds of certain types of indebtedness incurred in the future by the Company may be required to be used for the paydown of the Company’s term loan facility.

A copy of the Amendment is filed as Exhibit 10.1 hereto and is incorporated by reference herein. The above description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

5.00% Cash Convertible Senior Notes due 2020

On March 18, 2013, Meadowbrook Insurance Group, Inc. (the “Company”) completed an unregistered underwritten Rule 144A offering of $100 million aggregate principal amount of its 5.00% Cash Convertible Senior Notes due 2020 (the “Notes”) pursuant to a Purchase Agreement (the “Purchase Agreement”), dated March 12, 2013, by and between the Company and J.P. Morgan Securities LLC as representative to the initial purchasers named therein.  The aggregate principal amount includes an additional $15 million purchased by the initial purchasers pursuant to their option to purchase additional Notes.  The Notes were offered only to qualified institutional buyers (as defined in the Securities Act) pursuant to Rule 144A under the Securities Act.  The offering of the Notes was made pursuant to the Company’s Offering Memorandum dated March 12, 2013 (the “Offering Memorandum”).

The Company issued the Notes under an indenture dated as of March 18, 2013 (the “Indenture”), between the Company and The Bank of New York Mellon as trustee (the “Trustee”).  The Indenture is filed as Exhibit 4.1 to this report and is incorporated herein by reference.  The following description of the Notes and the Indenture is a summary and is not meant to be a complete description of the Notes and the Indenture.  This description is qualified in its entirety by reference to the detailed provisions of the Indenture and the Form of 5.00% Cash Convertible Senior Note due 2020 attached hereto as Exhibit 4.2.

The Notes bear interest at a rate of 5.00% per annum from and including March 18, 2013, payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2013. The Notes will mature on March 15, 2020, unless earlier repurchased by the Company or converted into cash in accordance with their terms prior to such date.

The Notes are convertible at the option of the holders into solely cash in certain circumstances and during certain periods (as described in the Indenture).  The Notes are not convertible into Meadowbrook common stock or any other securities under any circumstances.

The conversion rate for the Notes initially will be 108.8732 shares of common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $9.18 per share of the Company’s common stock. The initial conversion price of the Notes represents a premium of approximately 37.5% to the $6.68 per share last reported sale price of the Company’s common stock on March 12, 2013.

Upon a fundamental change (as defined in Section 1.01 of the Indenture), holders may require the Company to repurchase all of their Notes at a fundamental change repurchase price in cash equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, if any, but excluding, the fundamental change repurchase date. The Notes are not redeemable at the Company’s option prior to maturity.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the unpaid principal of the Notes and accrued and unpaid interest, if any, thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company or its significant subsidiaries, the principal amount of the Notes together with accrued and unpaid interest, if any, thereon will automatically become and be immediately due and payable.

In connection with the issuance and sale by the Company of the Notes as described in Item 1.01 of this Current Report, the following exhibits are filed with this Current Report on Form 8-K: (i) the Purchase Agreement (Exhibit 1.1 to this Current Report), (ii) the Indenture (Exhibit 4.1 to this Current Report) and (iii) Form of 5.00% Cash Convertible Senior Note due 2020 (Exhibit 4.2 to this Current Report).

The Notes will not be registered under the Securities Act. The Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

On March 11, 2013 the Company issued a press release announcing the offering of the Notes, and on March 13, 2013, the Company issued a press release announcing the pricing of the Notes, which are filed as Exhibit 99.1 and Exhibit 99.2 hereto, respectively, and are incorporated herein by reference.

Convertible Note Hedge and Warrant Transactions

Concurrently with the pricing of the Notes, on March 12, 2013, the Company entered into privately negotiated cash convertible note hedge transactions (the “Note Hedge Transactions”) with JPMorgan Chase Bank, National Association, London Branch, and Bank of America, N.A. (the “Option Counterparties”).  In connection with the exercise by the initial purchasers of their option to purchase additional Notes, on March 14, 2013, the Company and the Option Counterparties entered into amendments to such cash convertible note hedge transactions (as amended, the “Note Hedge Transactions”).  The Note Hedge Transactions are intended to offset the Company’s exposure to potential cash payments in excess of the principal amount of the Notes that may be due upon conversion of the Notes.  Aside from the initial payment of a premium to the Option Counterparties of approximately $12.9 million, the Company will not be required to make any cash payments to the Option Counterparties under the Note Hedge Transactions and will be entitled to receive from the Option Counterparties an amount of cash, generally equal to the amount by which the market price per share of the Company’s common stock exceeds the strike price of the Note Hedge Transactions during the relevant valuation period.  The strike price and valuation period under the Note Hedge Transactions initially correspond to the initial conversion price and observation period for determining payments upon conversion of the Notes.

On March 12, 2013 and March 14, 2013, the Company also entered into privately negotiated warrant transactions (the “Warrant Transactions”) with the Option Counterparties.  The Warrant Transactions will result in dilution to the extent that the market value of the Company’s common stock, as measured during the measurement period at maturity under the terms of the warrants, exceeds the exercise price of the warrants.  The exercise price of the warrants is initially equal to $11.69 per share (representing a premium of approximately 75% to last reported sale price of the Company’s common stock on March 12, 2013) and is subject to customary adjustments.  The warrants expire over a period of 125 trading days beginning on June 15, 2020 and are European-style warrants (exercisable only upon expiration).  For each warrant that is exercised, the Company will deliver to the Option Counterparties a number of shares of the Company’s common stock having a value equal to the amount by which the settlement price exceeds the exercise price, plus cash in lieu of fractional shares.  The Company received a premium of approximately $3.0 million for the Warrant Transactions and will not receive any additional proceeds if the warrants are exercised.

The warrants issued pursuant to the Warrant Transactions were exempt from the registration requirements of the Securities Act because the offer and sale did not involve a public offering. There were no underwriting commissions or discounts in connection with the sale of the warrants.

The summary of each of the Note Hedge Transactions and each of the Warrant Transactions is qualified in its entirety by reference to the text of the related agreements, which are included as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9, hereto and are incorporated herein by reference.

Certain of the initial purchasers of the Notes and their affiliates have provided in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for the Company and its affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.  In addition, affiliates of certain of such initial purchasers are lenders under our Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information required by Item 3.02 relating to the Hedge and Warrant Transactions is contained in Item 1.01 under the section “Convertible Note Hedge and Warrant Transactions” and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit Description
1.1	Purchase Agreement, dated March 12, 2013, by and between the Company and J.P. Morgan Securities LLC, as representative to the initial purchasers named therein

4.1	Indenture, dated as of March 18, 2013, between the Company and The Bank of New York Mellon, as Trustee

4.2	Form of 5.00% Cash Convertible Senior Note due 2020 (included in Exhibit 4.1)

10.1
Amendment No. 1, dated as of March 12, 2013, to the Credit Agreement, dated as of August 29, 2012, by and among the Company, as the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. and KeyBank, N.A., as Syndication Agents, J.P. Morgan Securities, LLC, as the Sole Bookrunner and Sole Lead Arranger, and the other lenders party thereto.

10.2	Convertible note hedge transaction confirmation, dated as of March 12, 2013, by and between JPMorgan Chase Bank, National Association, London Branch and the Company

10.3	Letter Agreement, dated as of March 14, 2013, by and between JPMorgan Chase Bank, National Association, London Branch and the Company

10.4	Convertible note hedge transaction confirmation, dated as of March 12, 2013, by and between Bank of America, N.A. and the Company

10.5	Letter Agreement, dated as of March 14, 2013, by and between Bank of America, N.A. and the Company

10.6	Warrant transaction confirmation, dated as of March 12, 2013, by and between JPMorgan Chase Bank, National Association, London Branch and the Company

10.7	Warrant transaction confirmation, dated as of March 14, 2013, by and between JPMorgan Chase Bank, National Association, London Branch and the Company

10.8	Warrant transaction confirmation, dated March 12, 2013, by and between Bank of America, N.A. and the Company

10.9	Warrant transaction confirmation, dated as of March 14, 2013, by and between Bank of America, N.A. and the Company

99.1	Press Release of Meadowbrook Insurance Group, Inc., dated March 11, 2013

99.2	Press Release of Meadowbrook Insurance Group, Inc., dated March 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2013	MEADOWBROOK INSURANCE GROUP, INC.
(Registrant)

	By:	/s/ Karen M. Spaun
Karen M. Spaun, Chief Financial Officer

Meadowbrook Insurance Group, Inc.
Current Report on Form 8-K
Dated March 18, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1	Purchase Agreement, dated March 12, 2013, by and between the Company and J.P. Morgan Securities LLC, as representative to the initial purchasers named therein

4.1	Indenture, dated as of March 18, 2013, between the Company and The Bank of New York Mellon, as Trustee

4.2	Form of 5.00% Cash Convertible Senior Note due 2020 (included in Exhibit 4.1)

10.1
Amendment No. 1, dated as of March 12, 2013, to the Credit Agreement, dated as of August 29, 2012, by and among the Company, as the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. and KeyBank, N.A., as Syndication Agents, J.P. Morgan Securities, LLC, as the Sole Bookrunner and Sole Lead Arranger, and the other lenders party thereto.

10.2	Convertible note hedge transaction confirmation, dated as of March 12, 2013, by and between JPMorgan Chase Bank, National Association, London Branch and the Company

10.3	Letter Agreement, dated as of March 14, 2013, by and between JPMorgan Chase Bank, National Association, London Branch and the Company

10.4	Convertible note hedge transaction confirmation, dated as of March 12, 2013, by and between Bank of America, N.A. and the Company

10.5	Letter Agreement, dated as of March 14, 2013, by and between Bank of America, N.A. and the Company

10.6	Warrant transaction confirmation, dated as of March 12, 2013, by and between JPMorgan Chase Bank, National Association, London Branch and the Company

10.7	Warrant transaction confirmation, dated as of March 14, 2013, by and between JPMorgan Chase Bank, National Association, London Branch and the Company

10.8	Warrant transaction confirmation, dated March 12, 2013, by and between Bank of America, N.A. and the Company

10.9	Warrant transaction confirmation, dated as of March 14, 2013, by and between Bank of America, N.A. and the Company

99.1	Press Release of Meadowbrook Insurance Group, Inc., dated March 11, 2013

99.2	Press Release of Meadowbrook Insurance Group, Inc., dated March 13, 2013